SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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METTLER-TOLEDO INTERNATIONAL INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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METTLER-TOLEDO INTERNATIONAL INC.

Im Langacher
P.O. Box MT-100
CH 8606 Greifensee, Switzerland

March 29, 2002

Dear Fellow Shareholder:

      You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Mettler-Toledo International Inc. to be held on Friday, May 17, 2002, at 10:00 A.M., Eastern Daylight Time, at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza (corner of Water Street and Broad Street), 29th Floor, New York, New York 10004.

      The Secretary’s formal notice of the meeting and the proxy statement which appear on the following pages will describe the matters to be acted upon at the meeting.

      We hope that you will be able to attend the meeting in person. However, whether or not you plan to be present, please sign and return your proxy as soon as possible so that your vote will be counted. You may also vote by telephone or over the Internet by following the instructions on your proxy card.

Sincerely yours,

Robert F. Spoerry
Chairman of the Board

METTLER-TOLEDO INTERNATIONAL INC.

NOTICE OF ANNUAL

MEETING OF SHAREHOLDERS

Time:	10:00 A.M. on Friday, May 17, 2002
Place:	Fried, Frank, Harris, Shriver & Jacobson One New York Plaza, 29th Floor New York, NY 10004
Items Of Business:	1. To elect eight directors
2. To ratify the appointment of PricewaterhouseCoopers as independent auditors
3. To transact any other business properly brought before the meeting
Who Can Vote:	You can vote if you were a shareholder of record on March 18, 2002
Annual Report:	A copy of our 2001 Annual Report is enclosed
Date of Mailing:	On or about March 29, 2002
By Order of the Board of Directors

James T. Bellerjeau Secretary

      Whether or not you plan to attend this annual meeting, please complete, sign and date the enclosed proxy card and promptly return it in the accompanying envelope, which requires no postage if mailed in the United States. You may also vote by telephone or over the Internet by following the instructions on your proxy card.

ABOUT THE MEETING

What am I voting on?

You will be voting on the following:

1.   To elect eight directors.

2.   To ratify the appointment of PricewaterhouseCoopers as independent auditors.

Who is entitled to vote?

Each share of common stock is entitled to vote. You may vote if you owned shares as of the close of business on March 18, 2002. As of this record date, we had 44,173,450 shares of common stock outstanding.

How do I vote before the meeting?

You can vote by mail by completing, signing and returning the enclosed proxy card. You may also vote over the telephone or using the Internet by following the instructions on your proxy card.

Can I vote at the meeting?

You may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.

Can I change my mind after I vote?

You may revoke your proxy at any time before the polls close at the meeting. However, you may only do this by (1) signing another proxy with a later date or completing a written notice of revocation and returning it to the address on the proxy card before the meeting, or (2) voting in person at the meeting.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain instructions will be voted “FOR” the election of the nominee directors and “FOR” the ratification of the independent auditors.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Mellon Investor Services and may be reached by phone at +1 (800) 526-0801 and on the web at www.melloninvestor.com.

How can I attend the meeting?

The annual meeting is open to all holders of our common stock. It is being held at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, 29th Floor, New York, New York 10004.

May shareholders ask questions at the meeting?

Yes. We will answer shareholders’ questions of general interest at the end of the meeting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person, or if you vote by telephone or Internet or if you properly return a proxy by mail. In order for us to conduct the meeting, a majority of our outstanding shares of common stock as of March 18, 2002 must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes are included in determining whether a quorum is present.

How many votes are needed to elect directors?

Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the meeting and entitled to vote in the election is required for the election of directors.

ABOUT THE MEETING

How many votes are needed to ratify the appointment of PricewaterhouseCoopers?

The proposal must receive the “for” vote of a majority of our outstanding shares of common stock as of March 18, 2002. A properly executed proxy card marked “abstain” with respect to this proposal will not be voted. Accordingly, abstentions will have the effect of a vote “against” this proposal.

For purposes of determining whether the affirmative vote of a majority of the votes cast at the meeting and entitled to vote has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms have the authority under the New York Stock Exchange rules to vote customers’ unvoted shares, which are referred to as “broker non-votes,” on certain “routine” matters, including the election of directors. Shares represented by broker non-votes will be counted by the brokerage firm in the election of directors and other routine matters, but may not be counted on any non-routine matters.

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy or vote the shares yourself.

Can my shares be voted on matters other than those described in this proxy?

Yes. We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted in accordance with the discretion of the proxy holders.

Are dissenters’ rights applicable to any of the proposals?

No, dissenters’ rights do not apply to any of the proposals.

PROPOSAL ONE: ELECTION OF

DIRECTORS AND DIRECTOR BIOGRAPHIES

Who are this year’s nominees?

Robert F. Spoerry, 46, President and Chief Executive Officer since 1993

•	Director since October 1996

•	Chairman of the Board of Directors since May 1998

•	Head of Industrial and Retail (Europe) from 1987 to 1993

Philip Caldwell, 82, Director since October 1996

•	Chairman of the Board of Directors from October 1996 to May 1998

•	Director of:

•	Mexico Fund

•	Russell Reynolds Associates, Inc.

•	Waters Corporation

•	Director and Senior Managing Director of Lehman Bros. Inc. and its predecessor, Shearson Lehman Brothers Holdings Inc., from 1985 to February 1998

•	Chairman of the Board and Chief Executive Officer of Ford Motor Company from 1980 to 1985 and Director from 1973 to 1990

•	Former Director of:

•	Chase Manhattan Bank, N.A.

•	Chase Manhattan Corp.

•	Digital Equipment Corporation

•	Federated Department Stores Inc.

•	Kellogg Company

•	CasTech Aluminum Group Inc.

•	Specialty Coatings International Inc.

•	American Guarantee & Liability Insurance Company

•	Zurich Holding Company of America, Inc.

•	Zurich Reinsurance Centre Holdings, Inc.

John T. Dickson, 56, Director since March 2000

•	Chief Executive Officer and President of Agere Systems Inc., formerly the Microelectronics Group of Lucent Technologies, since March 2001

•	Executive Vice President of Lucent Technologies from 1999 to 2001

•	Chief Executive Officer of the Microelectronics Group of Lucent Technologies from 1998 to 1999

•	Director of the Semiconductor Industry Association

•	Member of the Board of Trustees of Lehigh Valley Health Network

Philip H. Geier, 67, Director since July 2001

•	Chairman of the Board and Chief Executive Officer of the Interpublic Group of Companies from 1980 to 2000

•	Director of:

•	AEA Investors Inc.

•	Crossair Ltd.

•	Fiduciary Trust Company International

•	Foot Locker, Inc.

Reginald H. Jones, 84, Director since October 1996

•	Chairman of the Board of Directors and Chief Executive Officer of General Electric Company from 1972 through April 1981

PROPOSAL ONE: ELECTION OF
DIRECTORS AND DIRECTOR BIOGRAPHIES

John D. Macomber, 74, Director since October 1996

•	Principal of JDM Investment Group since 1992

•	Director of:

•	AEA Investors Inc.

•	Lehman Brothers Holdings Inc.

•	Mirror Worlds Technology

•	Sovereign Specialty Chemicals, Inc.

•	Textron Inc.

•	Chairman and President of the Export-Import Bank of the United States from 1989 to 1992

•	Chairman and Chief Executive Officer of Celanese Corporation from 1973 to 1986

•	Senior Partner of McKinsey & Company from 1961 to 1973

George M. Milne, 58, Director since September 1999

•	Executive Vice President, Pfizer Global Research and Development and President, Worldwide Strategic and Operations Management since 2001

•	President of Central Research Division since 1993

•	Member of the Pfizer Management Council

Thomas P. Salice, 42, Director since October 1996

•	President and Chief Executive Officer of AEA Investors Inc.

•	Director of:

•	Waters Corporation

•	Sovereign Specialty Chemicals, Inc.

We recommend that you vote FOR the election of the Directors listed above. Proxies will be voted “FOR” each nominee unless otherwise specified in the proxy.

BOARD OF DIRECTORS INFORMATION

How long will this year’s nominees serve?

Each nominee will hold office until next year’s annual meeting of shareholders and until their successors have been duly elected and qualified. All nominees are currently directors.

How are the Directors compensated?

Members of our Board of Directors receive reimbursement for traveling costs and other out-of-pocket expenses incurred in attending board and committee meetings. Non-employee directors receive an annual fee of $17,500, as well as $1,000 for each Board meeting attended and $500 for each committee meeting attended. In addition, each non-employee director received a stock option grant of 3,000 shares of our common stock in 2001.

How often did the Board meet in 2001?

The Board of Directors met five times during the last year. Each of the directors attended at least 75% of the meetings of the Board. Philip H. Geier, who joined the Board on July 1, 2001, attended all meetings in 2001 since that date.

What is the makeup of the Board of Directors?

Our by-laws provide that eight directors will manage the company. In the event that a nominee is unable to serve, the person designated as proxyholder for the company will vote for the remaining nominees and for such other person as the Board of Directors may nominate.

What are the committees of the Board?

Our Board of Directors has the following committees:

Audit Committee

Members (all members are non-employee directors):

•	John D. Macomber (Chairman)

•	Philip Caldwell

•	Thomas P. Salice

Number of Meetings in 2001: three.

Our Chief Financial Officer and Chief Executive Officer attend Audit Committee meetings and give reports to and answer inquiries from the Audit Committee.

Responsibilities:

•	make annual recommendation to the Board of Directors regarding the selection of independent auditors;

•	review with the independent auditors the plan and results of the auditing engagement;

•	review the scope and results of internal systems of accounting and management control; and

•	evaluate the independence of the independent auditors.

Compensation Committee:

Members (all members are non-employee directors):

•	Reginald H. Jones (Chairman)

•	Thomas P. Salice

•	John T. Dickson (as of May 11, 2001)

•	Laurence Z.Y. Moh (retired as of April 26, 2001)

Number of Meetings in 2001: three.

Responsibilities:

•	develop and make recommendations to the Board of Directors with respect to the company’s compensation policies;

•	oversee the company’s Stock Option Plan; and

•	set and review targets of incentive plans for senior management and review and approve the respective bonus payments.

BOARD OF DIRECTORS INFORMATION

Nominating Committee:

Members (all members are non-employee directors):

•	George M. Milne (Chairman)

•	John T. Dickson

•	Thomas P. Salice

Number of Meetings in 2001: The Nominating Committee was established in 2001 and held its first meeting in February 2002.

Responsibilities: To consider and make recommendations to the Board of Directors regarding:

•	the composition and size of the Board of Directors and Board Committees;

•	the criteria for evaluating candidates for director;

•	potential nominees for election to the Board of Directors, including for vacancies and new directorships;

•	potential conflicts of interest arising as a result of other positions held by the company’s Directors; and

•	nominations by shareholders in accordance with the company’s by-laws.

You may recommend a person to be a director by writing to the Secretary of the company. Your letter should include the information and be sent within the time-frames specified in our by-laws, a copy of which can be obtained from the Secretary.

PROPOSAL TWO: RATIFICATION OF

APPOINTMENT OF PRICEWATERHOUSECOOPERS (PwC)

What am I voting on?

You are being asked to ratify the appointment of PricewaterhouseCoopers (PwC) as our independent auditors. Upon recommendation of the Audit Committee, the Board of Directors has appointed PwC, independent public accountants, to audit and report on our consolidated financial statements for the fiscal year ending December 31, 2002 and to perform such other services as may be required of them.

Will representatives from PwC be present at the annual meeting?

Representatives of PwC are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

What is PwC being paid for their appointment?

We have no existing direct or indirect understandings or agreements with PwC that place a limit on current or future years’ audit fees.

Please see “Audit Committee Report” for further details.

We recommend that you vote FOR ratification of the appointment of PwC as independent auditors. Proxy will be voted “FOR” ratification of the appointment of PwC unless otherwise specified in the proxy.

EXECUTIVE COMPENSATION

      The following tables set forth the compensation earned by our Chief Executive Officer and certain other executive officers during the last three years:

Summary Compensation Table(1)

					Long Term
		Annual Compensation			Compensation

					Securities	All Other
				Other Annual	Underlying	Compensation
Name and Principal Position	Year	Salary	Bonus	Compensation	Options (#)	(2)

Robert F. Spoerry	2001	$480,529	$586,884	$—	—	$158,049
President and Chief	2000	429,375	633,071	31,107(3)	—	141,796
Executive Officer	1999	425,597	601,965	34,960(3)	48,000	140,178
William P. Donnelly(4)	2001	161,773	200,152	21,337(5)	25,000	50,223
Chief Financial Officer	2000	156,944	203,337	21,321(5)	25,000	48,582
	1999	168,525	211,718	23,961(5)	25,000	51,052
Lukas Braunschweiler	2001	228,660	159,323	—	30,000	66,659
Head of Laboratory and	2000	222,000	189,840	—	30,000	60,180
Packaging Industry	1999	202,480	238,631	—	30,000	56,981
Peter Buerker	2001	122,093	119,043	—	10,000	43,495
Head of Human Resources	2000	118,448	134,143	—	15,000	42,062
	1999	125,859	135,689	—	10,000	44,779
Karl M. Lang	2001	157,039	163,136	—	15,000	57,682
Head of Asia/Pacific	2000	153,094	184,579	—	20,000	56,733
	1999	169,510	165,781	—	15,000	61,716

(1)	All amounts shown were paid in Swiss francs, except amounts paid to Mr. Braunschweiler from May 1, 1999, which were paid in U.S. dollars. Amounts paid in Swiss francs were converted to U.S. dollars at a rate of SFr 1.6872 to $1.00 for 2001, SFr 1.6885 to $1.00 for 2000, and SFr 1.5024 to $1.00 for 1999, in each case the average exchange rate during such year.

(2)	Represents our contributions to the Mettler-Toledo Fonds (a Swiss pension plan similar to a defined contribution plan under U.S. law). Each year, 22% of the Named Executive Officer’s annual insured salary, which is equal to between 106% and 115% of the employee’s base salary, is contributed to the plan by us. Contributed amounts bear interest at the minimum rate of 4% per annum. Retirement benefits are paid in the form of a lump-sum payment when the employee reaches the normal retirement age under the plan of 65. By way of example, although it is not possible to determine the exact amount payable, assuming a constant salary, a rate of return of 4% per annum and contributions for an additional five years, the amount payable to Mr. Spoerry at that time would be SFr. 3,154,984.

(3)	Represents additional compensation paid to fully offset, after payment of all taxes and social security contributions, interest charged to Mr. Spoerry on a loan to Mr. Spoerry dated October 7, 1996 from Mettler-Toledo GmbH, one of our subsidiaries, in the amount of SFr 1.0 million, which amount was repaid in full on September 1, 2000.

(4)	The company recently announced that Mr. Donnelly will be assuming a new position within the company of Head of Packaging Industry after a transition period with the new Chief Financial Officer.

(5)	Represents allowances associated with Mr. Donnelly’s status as an expatriate in Switzerland.

EXECUTIVE COMPENSATION

Option Grants in Last Fiscal Year

					Potential Realizable
					Annual Rates of Stock
	Number of	Percentage of			Price Appreciation for
	Securities	Total Options	Exercise of		Option Term(1)
	Underlying Options	Granted to Employees in	Base Price	Expiration
Name	Granted	Fiscal Year	($/share)	Date	5%($)	10%($)

Robert F. Spoerry	0 (2)	—	—	—	—	—
William P. Donnelly	25,000	2.77%	$45.91	2012	$767,983	$1,974,520
Lukas Braunschweiler	30,000	3.33%	45.91	2011	866,177	2,195,061
Peter Buerker	10,000	1.11%	45.91	2012	307,193	789,808
Karl M. Lang	15,000	1.66%	45.91	2012	460,790	1,184,712

(1)	The assumed annual rates of appreciation over the term of the option are set forth in accordance with rules and regulations adopted by the Securities and Exchange Commission and do not represent our estimate of potential stock price appreciation.

(2)	In October 2001, the Compensation Committee recommended granting 50,000 options to Mr. Spoerry. However, Mr. Spoerry expressed a desire that additional options be made available for other employees, and declined the grant. These options were subsequently granted to individuals involved in certain of the company’s strategic initiatives.

Option Exercises in Last Fiscal Year

And Option Values as of December 31, 2001

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-money Options
	Shares		Options at Fiscal Year End		at Fiscal Year End(1)
	Acquired on	Gross Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert F. Spoerry	286,103	$13,678,350	911,744	73,968	$39,492,348	$2,182,721
William P. Donnelly	75,000	3,445,777	102,500	77,550	3,658,454	1,182,311
Lukas Braunschweiler	75,597	3,960,696	153,201	89,550	5,804,578	1,303,773
Peter Buerker	15,720	760,376	90,979	35,775	3,595,059	521,974
Karl M. Lang	39,597	1,803,945	162,201	55,550	6,440,853	900,586

(1)	Sets forth values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the closing price of $51.85 per share at December 31, 2001, as reported on the New York Stock Exchange.

Employment Agreements

      The company is party to an employment agreement with Robert F. Spoerry dated October 30, 1996. The agreement provides for an annual base salary, which may be increased from time to time in accordance with our normal business practices, and for participation in our bonus plan and other employee benefit plans. The agreement prohibits Mr. Spoerry from competing with the company for a period of 24 months after termination of employment. The agreement may be terminated without cause on 36 months notice during which period Mr. Spoerry is entitled to full compensation under the agreement. The company is also party to employment agreements with the Named Executive Officers. These agreements provide for a base salary subject to adjustment and participation in our bonus plan and other employee benefit plans. Each agreement prohibits the executive from competing with the company for a period of twelve months after termination of employment. Each agreement may be terminated without cause on twelve months notice during which period the executive is entitled to full compensation under the agreement.

COMPENSATION COMMITTEE REPORT

What is the philosophy of executive compensation?

The guiding principle of the company in compensation is to take into consideration the performance of the individual and the overall results achieved by the company. This is valid as well for executive compensation.

•	With regard to the overall compensation level, the company wants to be competitive in the global personnel market which is relevant to its activities: the instruments and electronics industries, and, in general, businesses with a certain high-tech orientation.

•	Within this environment, the company wants to pay competitive average base salaries.

•	The company believes in a strong pay/performance linkage and therefore wants to honor in particular fulfillment and overachievement of targets by a cash bonus.

•	The company wants to align the interests of its executives with those of its shareholders by linking the executives’ annual cash bonus and the long-term incentive compensation to the company’s performance and by encouraging its executives to purchase equity in the company.

As a consequence, the company’s compensation program consists of three basic elements: base salary, annual cash bonus and long-term compensation in the form of stock options.

How are the base salary amounts decided?

In 2001, base salaries of executive officers were individually increased taking into account market levels in comparable industries.

How is the annual cash bonus decided?

The annual cash bonus is a key element of the incentive policy for senior management. The emphasis is on closely linking executive pay with achieving yearly financial performance targets and on giving greater rewards for achieving above-target results.

Within the first 60 days of the year, the Compensation Committee establishes the performance targets on which each participant’s incentive is based. Performance targets are closely related to that fiscal year’s budget and business plan and may be based upon any one or more of the following financial criteria: earnings per share, cash flow, operating profit and/or sales of the entire company and/or individual operating units. In addition, between 10 and 20 percent of the bonus for each participant is based on individual performance targets.

How are stock options granted?

The company established a stock option plan which was combined with an equity purchase program at the time of the buyout. The basic philosophy of the stock option plan is to have key management’s interests more closely aligned with those of the company and its shareholders and to create a long-term incentive. The number of stock options granted to an executive is predominantly a function of the importance of the executive’s position and duties and the performance and abilities of that executive.

The company has granted options that vest over a period of five years and which generally terminate not longer than 10 years after the date of grant. The exercise price of each share of common stock subject to an option cannot be less than 100% of the fair market value of a share of common stock as of the date of grant.

COMPENSATION COMMITTEE REPORT

How is the CEO’s compensation determined?

The Compensation Committee determines Mr. Spoerry’s compensation on the same basis and under the same philosophy it uses in determining the compensation of other executive officers. As discussed above, the goal of the Compensation Committee is to link a significant portion of the compensation of its executive officers, including Mr. Spoerry, to company performance.

Mr. Spoerry’s annual base salary was increased in 2001 by 11.8% as an adjustment step towards market levels in comparable industries.

Based on the company’s performance for fiscal year 2001 and the targets set for the incentive scheme, Mr. Spoerry realized a bonus award equal to 122% of his base salary.

In October 2001, the Compensation Committee recommended granting 50,000 options to Mr. Spoerry. However, Mr. Spoerry expressed a desire that additional options be made available for other employees, and declined the grant. These options were subsequently granted to individuals involved in certain of the company’s strategic initiatives.

How does executive compensation affect the company’s taxes?

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a deduction to any publicly held corporation for compensation paid in excess of $1 million in a taxable year to its chief executive officer or any of the four other most highly compensated executive officers employed by such corporation on the last day of its taxable year.

The Compensation Committee considered the impact of Section 162(m) on the compensation of its executive officers and believes that the deduction limitation does not apply to executive officers’ compensation. The Compensation Committee intends to monitor the impact of Section 162(m) and consider structuring executive compensation arrangements so that the deduction limitation will continue not to apply.

Compensation Committee:

Reginald H. Jones (Chairman)

Thomas P. Salice
John T. Dickson (as of May 11, 2001)
Laurence Z.Y. Moh (retired April 26, 2001)

AUDIT COMMITTEE REPORT

Are all the Audit Committee members independent?

All members of the Audit Committee are “independent” as such term is defined under the listing standards of the New York Stock Exchange. The members of the Audit Committee are John D. Macomber (Chairman), Philip Caldwell and Thomas P. Salice.

Does the Audit Committee have a charter?

The Audit Committee operates pursuant to a written charter, which was approved and adopted by the Board of Directors on June 8, 2000. Under the provisions of the Charter of the Audit Committee, the Audit Committee is responsible for, among other things:

•	making recommendations to the Board of Directors as to the selection and engagement of the independent auditors;

•	overseeing the independence of the company’s independent auditors; reviewing the annual audit plan and scope of the audit with the independent auditors;

•	reviewing the company’s annual financial statements and related footnotes, as well as the auditor’s report, with management and the independent auditors; and

•	establishing and maintaining communication between and among the Board of Directors, the Audit Committee, the independent auditors and management.

What accounting matters did the Audit Committee discuss with management?

The Audit Committee has reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended December 31, 2001.

What did the Audit Committee discuss with PricewaterhouseCoopers (PwC) and management?

The Audit Committee has discussed with PwC, the company’s independent auditors, the matters required to be discussed in the Auditing Standards Board Statement on Auditing Standards No. 61, as amended, including, without limitation:

•	PwC’s responsibility under generally accepted auditing standards, including the nature and scope of their audit;

•	significant accounting policies, such as revenue recognition and off-balance sheet financing;

•	management judgments and accounting estimates; and

•	the extent of any significant accounting adjustments.

As required by Independence Standards Board Standard No. 1, as amended, “Independence Discussion with Audit Committees,” the Audit Committee has received and reviewed the required written disclosures and a confirming letter from PwC regarding their independence, and has discussed the matter with the auditors. As part of its ongoing effort to evaluate auditor independence, the Audit Committee recommended and management agreed that as soon as practicable in 2002, the company would no longer use PwC for internal audit support. Instead, it is planned that the company build its own internal audit resources.

The Audit Committee had the same discussions with management separately from these discussions with PwC. In particular, the Audit Committee discussed with management the process used by management in formulating accounting estimates and the reasonableness of those estimates.

AUDIT COMMITTEE REPORT

What fees did we pay to PwC during 2001?

The audit fees billed to us by PwC with respect to our 2001 fiscal year for review of our annual financial statements and those financial statements included in our quarterly reports on Form 10-Q totaled $980,493.

We did not engage PwC to provide advice to us regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

Fees for all other services, including tax-related services, totaled $1,406,566. Of this amount, approximately $800,000 related to services in connection with acquisitions, including the acquisition of Rainin Instrument, and $250,000 related to internal audit services.

What recommendations did the Audit Committee make?

Based on its review and discussions of the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year 2001 be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001. Further, the Audit Committee recommended that the Board of Directors engage PwC as the company’s independent auditors for the fiscal year ending December 31, 2002.

Audit Committee:

John D. Macomber (Chairman)

Philip Caldwell
Thomas P. Salice

SHARE OWNERSHIP

      This table shows how much of our common stock is owned by directors, executive officers and owners of more than 5% of our common stock as of February 22, 2002:

	Shares Beneficially
	Owned(1)

Name of Beneficial Owner	Number	Percent

5% Shareholders:
FMR Corp.	5,216,420	11.8%
82 Devonshire Street
Boston, MA 02109
Franklin Resources, Inc.	4,733,480	10.7%
One Franklin Parkway
San Mateo, CA 94403
Citigroup Inc.	3,888,567	8.8%
399 Park Avenue
New York, NY 10043
Kenneth Rainin	3,263,232	7.4%
5400 Hollis Street
Emeryville, CA 94608
Directors:
Robert F. Spoerry(2)(3)	1,276,348	2.8%
Philip Caldwell	46,997	*
John T. Dickson	2,359	*
Philip H. Geier	2,000	*
Reginald H. Jones	48,996	*
John D. Macomber	60,140	*
George M. Milne	4,000	*
Thomas P. Salice	294,252	*
Named Executive Officers:
William P. Donnelly (3)	156,571	*
Lukas Braunschweiler	207,160	*
Peter Buerker	151,748	*
Karl M. Lang	218,783	*
All Directors and Executive Officers as a Group (16 persons):	2,584,976	5.7%

*	The percentage of shares of common stock beneficially owned does not exceed one percent of the outstanding shares of common stock.

(1)	Calculations of percentage of beneficial ownership are based on 44,161,792 shares of common stock outstanding on February 22, 2002. Information regarding 5% shareholders is based solely on Schedule 13Gs filed by the holders. For the directors and officers, the calculations assume the exercise by each individual of all options for the purchase of common stock held by such individual that are exercisable within 60 days of the date hereof.

          Shares subject to options exercisable within 60 days:

Robert F. Spoerry	911,744
Philip Caldwell	2,400
John T. Dickson	1,000
Philip H. Geier	0
Reginald H. Jones	2,400
John D. Macomber	1,400
George M. Milne	1,000
Thomas P. Salice	2,000
William P. Donnelly	102,500
Lukas Braunschweiler	153,201
Peter Buerker	90,979
Karl M. Lang	162,201
All directors and executive officers as a group	1,540,057

(2)	Mr. Spoerry is also a Named Executive Officer.

(3)	Includes shares held by, or in trust for, members of such individual’s family for which Mr. Spoerry and Mr. Donnelly disclaim beneficial ownership.

SHARE PERFORMANCE GRAPH

      The following graph compares the cumulative total return on $100 invested on November 14, 1997 (the first day of public trading of our common stock) through December 31, 2001 in our common stock, the Standard & Poor’s 500 Index and the SIC Code 3826 Index — Laboratory Analytical Instruments. The returns of the indices are calculated assuming reinvestment of dividends during the period presented. We have not paid any dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

Comparison of Cumulative Total Return

Among Mettler-Toledo International Inc., the
S&P 500 Index and SIC Code 3826 Index —
Laboratory Analytical Instruments

	11-14-1997	12-31-1997	12-31-1998	12-31-1999	12-31-2000	12-31-2001

Mettler-Toledo	$100	$123	$200	$273	$388	$370
S&P 500 Index	$100	$105	$135	$163	$148	$130
SIC Code 3826 Index	$100	$105	$99	$166	$302	$191

GENERAL

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following directors served on the Compensation Committee during the fiscal year ended December 31, 2001: Reginald H. Jones, Laurence Z.Y. Moh (retired April 26, 2001), John T. Dickson (as of July 1, 2001) and Thomas P. Salice. No member of the Compensation Committee was at any time during 2001 an officer or employee of the company or any of its subsidiaries. Mr. Salice served as an officer of the company and certain of its subsidiaries for part of 1997.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The New York Stock Exchange. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal 2001, all filing requirements applicable to its executive officers and directors and greater than 10% shareholders were complied with.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS

Our Annual Report to shareholders for the fiscal year ended December 31, 2001, including financial statements, accompanies this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

Upon written request, we will furnish without charge to each person whose proxy is being solicited an additional copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the SEC (excluding exhibits). Copies of any exhibits thereto also will be furnished upon the payment of a reasonable duplicating charge. Requests in writing for copies of any such materials should be directed to the Treasurer, Mettler-Toledo, Inc., 1900 Polaris Parkway, Columbus, Ohio 43240-2020, USA.

SHAREHOLDER PROPOSALS

Shareholders may present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at an annual meeting. To be considered, proposals must be submitted on a timely basis. We must receive proposals for the 2003 annual meeting no later than November 29, 2002. Proposals, as well as any questions related thereto, should be submitted in writing to the Secretary of the company. Proposals may be included in the proxy statement for the 2003 annual meeting if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission and in connection with certain procedures described in our by-laws, a copy of which may be obtained from the Secretary of the company. Any proposal submitted outside the processes of these rules and regulations will be considered untimely for the purposes of Rule 14a-4 and Rule 14a-5.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by us. In addition to the solicitation of proxies by use of the mail, some of our officers, directors and regular employees, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, Internet or other means. As is customary, we will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

OTHER MATTERS

We know of no other matter to be brought before the 2002 annual meeting. If any other matter requiring a vote of the shareholders should come before the meeting, it is the intention of the persons named in the proxy to vote the proxies with respect to any such matter in accordance with their reasonable judgment.

PROXY

METTLER-TOLEDO INTERNATIONAL INC.
Proxy for Annual Meeting of Stockholders
May 17, 2002

This proxy is solicited on behalf of
Mettler-Toledo International Inc.’s Board of Directors

The undersigned hereby appoints Robert F. Spoerry and William P. Donnelly, and each of them, proxies for the undersigned, with full power of substitution, to represent and to vote all shares of Mettler-Toledo International Inc. common stock which the undersigned may be entitled to vote at the 2002 Annual Meeting of Stockholders of Mettler-Toledo International Inc. to be held in New York, New York on Friday, May 17, 2002 at 10:00 A.M., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the meeting or any adjournment thereof.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign the reverse side; no boxes need to be checked. IF THIS PROXY IS SIGNED BUT NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR ITEMS 1 AND 2 in their discretion, the appointed Proxies are authorized to vote upon such other business as may properly come before the meeting.

(continued and to be signed on other side)

•     FOLD AND DETACH HERE     •

Please mark your vote as indicated in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 THROUGH 2

ITEM NO. 1
ELECTION OF DIRECTORS

FOR all nominees listed to the right (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed to the right	Robert F. Spoerry, Philip Caldwell, John T. Dickson, Philip H. Geier, Reginald H. Jones, John D. Macomber, George M. Milne, Thomas P. Salice	*Instruction: To withhold authority from any individual nominee(s), write the nominee(s) name on the line provided below.

ITEM NO. 2
APPROVAL OF AUDITORS

FOR	AGAINST	ABSTAIN
ADDRESS CHANGE
Please mark this box if you have
address changes

Receipt is hereby acknowledged of the
Mettler-Toledo International Inc. Notice of
Meeting and Proxy Statement

PLEASE SIGN, DATE AND RETURN
PROMPTLY IN THE ENCLOSED
ENVELOPE

Signature(s)	Signature(s)

Date

NOTE. Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. Corporate and partnership proxies should be signed by an authorized person indicating the person’s title.

•     FOLD AND DETACH HERE     •